UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2004

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iPass Inc.

(Exact name of Registrant as specified in its charter)

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Delaware	000-50327	93-1214598

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California		94065
(Address of principal executive offices)		(Zip Code)

(650) 232-4100

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 29, 2004, iPass announced the appointment of John Charters to the position of Chief Operating Officer. In this newly established position, Mr. Charters will oversee all Advanced Technology, Engineering, Network Operations, Network Services, Information Systems and Customer Support operations for iPass. A copy of the press release announcing the appointment of Mr. Charters is attached as Exhibit 99.1 to this Current Report and is incorporated by reference here.

Mr. Charter’s employment with iPass is at-will, and the terms of his offer letter provide for an annual salary of $250,000, maximum annual bonus of $100,000, and the grant of a stock option, upon approval of the Board, to purchase up to 300,000 shares of iPass common stock, as well as other customary benefits and terms.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Exhibit
99.1	Press release entitled “iPass Names John C. Charters Chief Operating Officer” dated November 29, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.
By:	/s/ Bruce K. Posey
	Name:	Bruce K. Posey
	Title:	Vice President, General Counsel and Secretary

Dated: November 29, 2004

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press release entitled “iPass Names John C. Charters Chief Operating Officer” dated November 29, 2004.